                                                                Exhibit 1.A.5(h)
                                                                NEL-52

Rider: Enhanced Surrender Value

The Policy to which this Rider is attached is issued by the Company subject to the provisions of this Rider. While this Rider is in effect, the Premium Expense Charge Adjustment at Surrender provision of the Policy does not apply.

Charge Adjustment at Surrender

If the Policy is surrendered within seven years from the Policy Date and the surrender is not related to a 1035 exchange, the following amounts will be added to the surrender proceeds:

..    A percentage of the total Premium Expense Charges deducted from premium payments and net unscheduled payments paid to the date of surrender;

     PLUS

..    A percentage of: the total cost of insurance charges for the Policy deducted in the current policy year; plus the total cost of insurance charges for any Adjustable Term Rider deducted in the current policy year.

The percent used will be based on the table below.

------------------ ---------------------- ----------------------
 Policy Year of        Percentage of       Percentage of Cost
    Surrender         Premium Expense     of Insurance Charges
                       Charges to be         to be Refunded
                         Refunded
------------------ ---------------------- ----------------------
        1                  100%                    75%
------------------ ---------------------- ----------------------
        2                   90%                    50%
------------------ ---------------------- ----------------------
        3                   75%                    25%
------------------ ---------------------- ----------------------
        4                   60%                    0%
------------------ ---------------------- ----------------------
        5                   45%                    0%
------------------ ---------------------- ----------------------
        6                   30%                    0%
------------------ ---------------------- ----------------------
        7                   15%                    0%
------------------ ---------------------- ----------------------
   8 and later              0%                     0%
------------------ ---------------------- ----------------------








Charge for Rider

Each premium and each unscheduled payment made during the first five policy years will be reduced by 0.25%. This charge will be deducted when payments are made and will not be part of the Monthly Deductions.

Contract

This Rider is made part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. (See Section 1 of the Policy.) This Rider has no cash value.

Termination

This Rider will terminate upon the earliest of:

..    Termination of the Policy;

..    Death of the Insured;

..    Seven years from the Policy Date; or

..    Receipt by the Company at its Administrative Office of written election signed by the Owner of the Policy to terminate the Rider.

If you elect to terminate this Rider, it cannot be reinstated.

New England Life Insurance Company

501 Boylston Street, Boston, Massachusetts

     ABCD                             ABCD
   President                        Secretary

                                                                      NEL-500-02

Endorsement

Modification of the Premiums Section

As of the Date of Issue of this Policy, the following change is made to the Net Payments provision of the Policy.

{Each net premium and each net unscheduled payment equals: the payment; less no more than the Maximum Premium Expense Charge at the rate shown in Section 1; less any charge for the Enhanced Surrender Value Rider."

Is substituted for

{Each net premium and each net unscheduled payment equals: the payment; less no more than the Maximum Premium Expense Charge at the rate shown in Section 1."

As of the Date of Issue of this Policy, the following provision is added to the Premiums section in the Policy:

Premium Expense Charge Adjustment at Surrender

If the Enhanced Surrender Value Rider is not in effect and if the Policy is surrendered within two years from the Policy Date and the surrender is not related to a 1035 exchange, the following amount will be added to the surrender proceeds:

..    The total Premium Expense Charges deducted from premium payments and net unscheduled payments made in the first policy year;

        LESS

..    2% of the total of all premium payments and net unscheduled payments made in the first year.


Modification of the Adjustment Section

As of the Date of Issue of this Policy, the following provision is substituted for the Increase in Face Amount provision in the Adjustment section of the
Policy:

Increase in Face Amount

After the first policy year, the Face Amount can be increased effective on the first day of any policy month. An increase in Face Amount is subject to:

..    Written application to increase the Face Amount;

..    Proof that the Insured is insurable;

..    The increase being available on the same underwriting basis as this Policy;

..    New insurance for the amount of the increase on the same plan at the age of the Insured on the Adjustment Date being allowed under the underwriting rules of the Company;

..    The amount of the increase being at least $10,000, except with the consent of the Company;

..    A Monthly Deduction for the increase. (See Monthly Deduction Section); and

..    If the increase is medically underwritten, a monthly Face Amount Increase
     Administrative Charge not greater than the Maximum stated in Section 1, to be deducted from the Cash Value in the same manner as the Monthly Deduction (see Monthly Deduction Section).

The amount of any rider which is attached to the Policy can be increased only as stated in the rider.

The Application to increase the Face Amount must be signed by the Insured and by you. An increase will be effective on the Adjustment Date shown in the new Policy Schedule.

New England Life Insurance Company
501 Boylston Street, Boston, Massachusetts

     ABCD                             ABCD
   President                        Secretary

                                                                      NEL-475-02

Endorsement

Modification of the Premiums Section

As of the Date of Issue of this Policy, the following provision is added to the Premiums section in the Policy:

Premium Expense Charge Adjustment at Surrender

If the Policy is surrendered within two years from the Policy Date and the surrender is not related to a 1035 exchange, the following amount will be added to the surrender proceeds:

..    The total Premium Expense Charges deducted from premium payments and net unscheduled payments made in the first policy year;

        LESS

..    2% of the total of all premium payments and net unscheduled payments made in the first year.

Modification of the Adjustment Section

As of the Date of Issue of this Policy, the following provision is substituted for the Increase in Face Amount provision in the Adjustment section of the
Policy:

Increase in Face Amount

After the first policy year, the Face Amount can be increased effective on the first day of any policy month. An increase in Face Amount is subject to:

..    Written application to increase the Face Amount;

..    Proof that the Insured is insurable;

..    The increase being available on the same underwriting basis as this Policy;

..    New insurance for the amount of the increase on the same plan at the age of the Insured on the Adjustment Date being allowed under the underwriting rules of the Company;

..    The amount of the increase being at least $10,000, except with the consent of the Company;

..    A Monthly Deduction for the increase. (See Monthly Deduction Section); and

..    If the increase is medically underwritten, a monthly Face Amount Increase
     Administrative Charge not greater than the Maximum stated in Section 1, to be deducted from the Cash Value in the same manner as the Monthly Deduction (see Monthly Deduction Section).

The amount of any rider which is attached to the Policy can be increased only as stated in the rider.

The Application to increase the Face Amount must be signed by the Insured and by you. An increase will be effective on the Adjustment Date shown in the new Policy Schedule.

New England Life Insurance Company
501 Boylston Street, Boston, Massachusetts

     ABCD                             ABCD
   President                        Secretary